Exhibit 8.1

                              March 1, 1996



One Valley Bancorp of West Virginia, Inc.
One Valley Square
P.O. Box 1793
Charleston, WV 25326

                  Re: Agreement and Plan of Merger by and among One Valley Bancorp of West Virginia, Inc.,
                        One Valley Thrift, Inc., and CSB Financial Corporation

Gentlemen:

                  We have acted as counsel to One Valley Bancorp of West Virginia, Inc., a West Virginia corporation ("One Valley"), in connection with the proposed merger (the "Merger") of CSB Financial Corporation ("CSB Financial"), a Delaware corporation and holder of 100 percent of the issued and outstanding shares of stock of both Cooperative Savings Bank, F.S.B., and CSB Financial Services, Inc., with and into One Valley Thrift, Inc., a West Virginia corporation ("Thrift") and wholly owned subsidiary of One Valley, pursuant to the terms of the Agreement and Plan of Merger dated January 26, 1996 (the "Merger Agreement") between One Valley and CSB Financial as described in the Registration Statement on Form S-4 to be filed by One Valley with the Securities and Exchange Commission (the "Registration Statement"). You have asked our opinion regarding (1) whether the proposed Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986 ("Code") and (2) the Federal income tax consequences of the Merger to One Valley, Thrift, CSB Financial, and the shareholders of CSB Financial Common Stock ("CSB Financial Shareholders").

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of (i) the Merger Agreement and (ii) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. Furthermore, we have assumed CSB Financial Shareholders will not have either dissenters or appraisal rights under Delaware law.

                  We have not made an independent investigation of the facts set forth in the Registration Statement. Consequently we have relied upon your representation that the information presented in the Registration Statement or otherwise furnished to us accurately and completely describes all material relevant facts.

                  In addition to the facts stated in the Registration Statement both you and CSB Financial have represented to us and we have relied on the following representations:

                   1. The Merger will be consummated in compliance with the material terms of the Merger Agreement and, none of the material terms and conditions therein have been waived or modified, and none of One Valley, Thrift, or CSB Financial has any plan or intention to waive or modify any material conditions of the Merger Agreement.

                   2. The ratio for the exchange of shares of Common Stock of One Valley, par value $10.00 per share ("One Valley Common Stock"), to CSB Financial in exchange for common stock of CSB Financial, par value, $0.01 per share ("CSB Financial Common Stock"), was negotiated through arm's-length bargaining. Accordingly, the cash, if any, and fair market value of the One Valley Common Stock and other consideration to be received by each CSB Financial Shareholder will be approximately equal to the fair market value of the CSB Financial Common Stock surrendered in the exchange.

                   3. To the best of CSB Financial's knowledge, there is no plan or intention by CSB
                           Financial Shareholders who own 1% or more of the shares of CSB Financial Common Stock, and to the best

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                           of the knowledge of the management of CSB
                           Financial  and One Valley,  there is no plan
                           or intention on the part of the remaining CSB Financial Shareholders to sell, exchange, or otherwise dispose of a number of shares of
                           the One Valley  Common   Stock  received in
                           the Merger that would reduce the CSB
                           Financial Shareholders'  ownership  of One
                           Valley Common  Stock to a number of shares
                           having a value, as of the effective date of
                           the Merger (the "Effective  Date"), of less
                           than 50% of the value of all of the formerly
                           outstanding   CSB  Financial  Common Stock on
                           the Effective Date. For purposes of this representation (a) shares of CSB Financial Common Stock exchanged for cash in lieu of fractional shares of One Valley Common Stock will be treated as outstanding CSB Financial Common Stock on the Effective Date, and (b) shares of CSB Financial Common Stock and shares of One Valley Common Stock held by CSB Financial Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction were considered in making this representation.

                   4. Thrift will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by CSB Financial immediately prior to the Merger. For purposes of this representation, amounts paid by CSB Financial to shareholders who receive cash, amounts used by CSB Financial to pay its reorganization expenses, amounts paid by CSB Financial for all benefits accrued and vested under the CSB Financial Corporation 1993 Incentive Stock Option Plan (the "Option Plan"), and all redemptions and distributions (except for regular, normal dividends) made by CSB Financial immediately preceding the transfer, will be included as assets of CSB Financial held immediately prior to the Merger.

                   5. Neither One Valley nor CSB Financial is aware of any transfers of CSB Financial Common Stock by any holder thereof prior to the Effective Date which were made in contemplation of the Merger.

                   6. No liabilities of any person other than CSB Financial will be assumed by Thrift in the Merger, and none of the shares of CSB Financial to be surrendered in exchange for One Valley Common Stock in the Merger will be subject to any liabilities.

                   7. One Valley, Thrift, CSB Financial, and the CSB Financial Shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

                   8. There is no intercorporate indebtedness existing between One Valley and CSB Financial or between Thrift and CSB Financial that was issued, acquired, or will be settled at a discount.

                   9.      No  two  parties  to  the   transaction   are
                           investment   companies  as  defined  in
                           Section 368(a)(2)(F)(iii) and (iv) of the Code.

                   10. The fair market value of the assets of CSB Financial transferred to Thrift will exceed the sum of its liabilities to be assumed by Thrift plus the amount of liabilities, if any, to which the transferred assets are subject.

                   11. Neither the Co-operative Savings Bank, F.S.B. Recognition and Retention Plan for Outside Directors nor the Co-operative Savings Bank, F.S.B. Recognition and Retention Plan for Officers and Employees will continue after the Merger.

                   12. The payment of cash in lieu of fractional shares of One Valley Common Stock was not separately bargained for consideration and is being made for the purpose of saving One Valley the expense and inconvenience of issuing fractional shares. The total cash consideration that One Valley will pay to CSB Financial's Shareholders instead of issuing fractional shares of One Valley Common Stock will not exceed one percent of the total consideration that will be issued as a result of the Merger to CSB Financial's Shareholders in exchange for their shares of CSB Financial Common Stock. The fractional share interests of each CSB Financial Shareholder will be aggregated, and no CSB Financial Shareholder will receive cash in an amount equal to or greater than the value of one full share of One Valley Common Stock.

                   13. None of the compensation received by any shareholder-employee of CSB Financial pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or

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                           allocable  to, any of such  shareholder's
                           shares of CSB Financial Common Stock. None of the shares of One Valley Common Stock to be received by any shareholder-employee of CSB Financial pursuant to the Merger is or will be separate consideration for, or allocable to, any such employment, consulting
                           or similar arrangement.    The   compensation
                           paid   to   any shareholder-employee  of CSB
                           Financial pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  In addition to the facts stated in the Registration Statement and in the joint representations both you and CSB Financial have made to us, you have represented to us and we have relied on the following representations:

                  1. Prior to the Merger, One Valley will be in control of Thrift within the meaning of Section 368(c) of the Code. Under Code Section 368(c), control "means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation."

                  2. Following the Merger, Thrift will not issue additional shares of its stock that would result in One Valley losing control of Thrift within the meaning of Section 368(c) of the Code.

                  3.       No stock of Thrift will be issued in the Merger.

                  4. One Valley has no plan or intention to reacquire any of its common stock to be issued in the Merger, except for shares of One Valley Common Stock that may be purchased in the open market in the ordinary course under One Valley's existing stock repurchase plan. Such plan was not established for the purpose of affording holders of One Valley Common stock to be issued in the Merger the opportunity to sell such shares back to One Valley following the Merger, and such One Valley Shareholders will not be offered any preferred right to sell, vis a vis other One Valley Shareholders, following the Merger.

                  5. One Valley presently owns no stock of CSB Financial and has no plan or intention to acquire stock of CSB Financial prior to consummation of the merger.

                  6. Thrift has no plan or intention after the Merger to sell or otherwise dispose of any material portion of CSB Financial's assets acquired in the Merger, except for dispositions made in the ordinary course of business.

                  7.       One  Valley  has no plan or  intention  to  liquidate
                           Thrift; to merge Thrift with and into another corporation; or to cause Thrift to sell or otherwise dispose of any of the assets of CSB Financial acquired in the transaction, except for dispositions made in the ordinary course of business, conversions mandated by Federal banking laws, or transfers described in Section 368(a)(2)(C) of the Code.

                  8. Following the Merger, Thrift intends to continue the historic business of CSB Financial or use a significant portion of the historic business assets of CSB Financial in a business.

                  9. The assumption by Thrift of the liabilities of CSB Financial pursuant to the Merger is for a bona fide business purpose, and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of CSB Financial to One Valley.

                  10. Neither One Valley nor Thrift is under the jurisdiction of a court in a case under Title 11 of the United States Code or similar case, nor is it in receivership, foreclosure, or similar proceeding in a Federal or State Court.

                  11. The options for One Valley Common Stock that will be exchanged for the outstanding options for CSB Financial Common Stock as part of the Merger will have no readily ascertainable fair market value within the meaning of Section 1.83-7(b) of the Treasury Regulations when granted.

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                  12.      One Valley  Shareholder  Rights under the Shareholder
                           Protection Rights Plan adopted October 18, 1995, cannot be transferred separately from the underlying One Valley Common Stock, nor are they represented by any certificate other than the underlying stock certificate itself.

                  In addition to the facts stated in the Registration Statement the joint representations both you and CSB Financial have made to us and your individual representations to us, CSB Financial has represented to us and we have relied on the following representations:

                  1. No dividends will be paid by CSB Financial prior to consummation of the Merger, other than regular, periodic dividends consistent in amount and effect with prior dividend distributions.

                  2.       CSB  Financial  has not  redeemed  any CSB  Financial
                           Common Stock, has not made any distribution with respect to any CSB Financial Common Stock, or has not disposed of any of its assets in anticipation of or as a part of a plan for the acquisition of CSB Financial by One Valley.

                  3. To the best of the knowledge of the management of CSB Financial, the assumption by Thrift of the liabilities of CSB Financial pursuant to the Merger is for a bona fide business purpose, and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of CSB Financial to Thrift pursuant to the Merger.

                  4. The liabilities of CSB Financial assumed by Thrift and the liabilities to which the transferred assets of CSB Financial are subject were incurred by CSB Financial in the ordinary course of its business.

                  5. CSB Financial is not under the jurisdiction of a court in a case under Title 11 of the United States Code or similar case, nor is it in receivership, foreclosure, or similar proceeding in a Federal or State Court.

                  6. All outstanding options for CSB Financial Common Stock granted under the Option Plan, as of the Effective Date, had no readily ascertainable fair market value within the meaning of Section 1.83-7(b) of the Treasury Regulations when granted.

                  7. No more than 200,000 shares of CSB Financial Common Stock are available under the Option Plan for which "limited rights" exist.

                  In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all of which are subject to change at any time, possibly with retroactive effect.

                  Based upon the foregoing, we are of the opinion that the Merger will, under current law, constitute a tax-free reorganization under
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, and One Valley, Thrift, and CSB Financial will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

                  As a tax-free reorganization, the Merger will, in our opinion, have the following Federal income tax consequences for One Valley, Thrift, CSB Financial, and CSB Financial Shareholders:

                  1. No gain or loss will be recognized by CSB Financial as a result of the Merger.

                  2. No gain or loss will be recognized by either One Valley or Thrift as a result of the Merger.

                  3. The basis of the assets of CSB Financial acquired by Thrift in the Merger will be the same as the basis of such assets in the hands of CSB Financial immediately prior to the Merger.

                  4. The holding period of the assets of CSB Financial in the hands of Thrift will include, in each instance, the holding period during which such assets were held by CSB Financial.

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                  5.       Except as provided in (6) below, no gain or loss will
                           be recognized by CSB Financial's shareholders upon their receipt of One Valley Common Stock solely in exchange for CSB Financial Common Stock.

                  6. The payment of cash in lieu of fractional share interests of One Valley Common Stock will be treated as if the fractional shares were distributed as part of the Merger and then were redeemed by One Valley. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code. See, Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc.
                           77-41, 1977-2 C.B. 574.

                  7. The basis of the One Valley Common Stock to be received by CSB Financial Shareholders will be, in each instance, the same as the basis of the CSB Financial Common Stock surrendered in exchange therefor decreased by the amount of cash, if any, received by the Shareholder and increased by the amount of gain, if any, recognized by such Shareholder with respect to any cash received pursuant to the Merger.

                  8. The holding period of the One Valley Common Stock received by CSB Financial Shareholders will include the period during which the CSB Financial Common Stock surrendered in exchange therefor was held by the CSB Financial Shareholders, provided that the CSB Financial Common Stock was a capital asset in the hands of the CSB Financial Shareholder on the date of the Merger.

                  9. Thrift will succeed to and take into account those attributes of CSB Financial described in Section 381(c) of the Code, and Thrift will be the "acquiring corporation" within the meaning of Section 1.381(a)-1(b)(2) of the Treasury Regulations. These items will be taken into account by Thrift subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and regulations thereunder.

                  Except as set forth above, we express no opinions as to the tax consequences to any party, whether Federal, state, local or foreign, of the Merger or of any transactions related to the Merger or contemplated by the Merger Agreement, including without limitation, (i) the tax consequences, if any, to those CSB Financial Shareholders who acquired shares of CSB Financial Common Stock pursuant to the exercise of stock options or otherwise as compensation, and (ii) the tax consequences to special classes of CSB Financial Shareholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities.

                  If any statements of facts, assumptions or representations contained herein are subsequently determined to be incorrect in whole or in part such that they would have a material effect upon the tax treatment of the issues addressed herein, then no opinion is expressed as to the tax treatment of the proposed transaction.

                  The opinions given herein are as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

                  The opinions expressed herein are solely for your benefit and are being furnished only to you in connection with the Merger and solely for your benefit in connection therewith and may not be used or relied upon in any manner or for any purpose by any other person nor any copies published, communicated, quoted or otherwise made available in whole or in part to any other person or entity without our express prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Jackson & Kelly under the heading "Certain Federal Income Tax Consequences" in the Registration Statement.

                                                       Very truly yours,



                                                       /s/ Jackson & Kelly
                                                       Jackson & Kelly

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